UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2016

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed on Current Report to Form 8-K filed by Nxt-ID, Inc. (the “Company”) on July 27, 2016, on July 25, 2016, the Company, in connection with its acquisition of LogicMark, LLC (the “Seller”), issued to the LogicMark Investment Partners, LLC, as the Seller’s representative (“LogicMark Investment”) a secured subordinated promissory note in the amount of $2,500,000 (the “Original Note”), and the Seller and the Company entered into a security agreement to secure the Original Note (the “Seller Security Agreement”).

Securities Exchange Agreement

On November 29, 2016, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with certain holders of a portion of the Original Notes (the “Holders”) pursuant to which the Company exchanged with the Holders of $1,500,000 of Original Notes held by the Holders in exchange for: (i) an aggregate principal amount of $1,500,000 of new secured subordinated promissory notes (the “Exchange Notes”) and (ii) warrants (the “Warrants”, and together with the Exchange Notes, the “Exchange Securities”) convertible into 500,000 shares of common stock of the Company, par value $0.0001 (the “Common Stock”). The Holders purchased the $1,500,000 of Original Notes from LogicMark Investment prior to this transaction.

Exchange Notes

The Exchange Notes will mature on November 29, 2017 and accrue interest at a rate of 15.0% per annum. The Exchange Notes are convertible at any time, in whole or in part, at the option of the Investors into shares of Common Stock at a conversion price of $3.00 per share (the “Conversion Price”). The Conversion Price is subject to adjustment for stock dividends, stock splits, combinations or similar events.

The Company may prepay, in whole but not in part, without premium or penalty, the outstanding principal, together with accrued but unpaid interest on the outstanding principal, if any.

Warrants

The Warrants will be exercisable beginning on November 29, 2016, and will be exercisable for a period of five years. The exercise price with respect to the Warrants is $3.00 per share (the “Exercise Price”). The Exercise Price and the amount of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

The foregoing descriptions of the terms of the Exchange Agreement, the Exchange Notes and the Warrants are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Report”), which are incorporated by reference herein.

Intercreditor Agreement

On November 29, 2016, in connection with the Exchange Agreement and the issuance of the Exchange Securities, the Company, LogicMark Investment Partners, LLC (“LogicMark Investment”) and the Holders entered into an intercreditor agreement (the “Intercreditor Agreement”). The Intercreditor Agreement governs the relative priorities (and other certain rights) of LogicMark Investment and the Holders with respect to the remaining portion of the Original Notes, the Exchange Notes, and the Seller Security Agreement.

The foregoing description of the terms of the Intercreditor Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.2 to this Report, which is incorporated by reference herein.

First Amendment to Forbearance Agreement

As previously disclosed on Current Report to Form 8-K filed by the Company on September 23, 2016, on September 23, 2016, the Company entered into a forbearance agreement with LogicMark Investment in connection with the Original Note (the “Forbearance Agreement”). Under the terms of the Forbearance Agreement, LogicMark Investment agreed to extend the Original Note and the Company agreed to satisfy several conditions.

On November 29, 2016 (the “First Amendment Effective Date”), the Company and LogicMark Investment entered into a first amendment to the Forbearance Agreement (the “First Amendment”). The First Amendment extends the Seller Note to April 15, 2017, or the earlier date of any Forbearance Default under the First Amendment. Pursuant to the First Amendment, the Company agreed to satisfy several conditions, including: (i) delivering to LogicMark Investment the Intercreditor Agreement on the First Amendment Effective Date; and (ii) not to amend or modify the terms of the Exchange Notes, other than for amendment and restatement purposes pursuant to the Exchange Agreement (hereinafter defined). The Company agreed to make certain representations and warranties in respect of LogicMark Investment’s continued forbearance. The Company also agreed to certain indemnification provisions in connection with the First Amendment.

The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.3 to this Report, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance of the Exchange Securities was made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Exchange Note
4.2	Form of Warrant
10.1	Form of Exchange Agreement
10.2	Intercreditor Agreement
10.3	First Amendment to Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer